Exhibit 10.2

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), dated November 15, 2009, is made by and among American Oriental Bioengineering Inc., a Nevada corporation (the “Company”), and Yanchun Li, residing at Haidian District, Beijing, China (the “Executive”).  Any capitalized term not defined herein shall have the meaning for such term specified in the Employment Agreement (as defined below).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated April 9, 2008, and effective as of April 20, 2008 (the “Employment Agreement”);

WHEREAS,  under the Employment Agreement, the Executive was initially granted an option to purchase a certain number of shares of common stock (the "Initial Option Grant"), which number was based upon the Company's internal method for valuing each share of common stock underlying the stock option at the time of the grant (the "Per Share Value"), to reach a total annual compensation value for accounting purposes (the "Total Value") ;

WHEREAS, as the result of an error in the calculation of the Per Share Value, the number of shares issuable under the Initial Option Grant was incorrect and should have been lower although the Total Value remains unchanged and the exercise price remains unchanged from the date of the Initial Option Grant;

WHEREAS, the Initial Option Grant should be reduced and the Compensation Committee of the Board of Directors has ratified, approved and confirmed in all respects, the reduction in the Initial Option Grant;

NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Section 7 of the Employment Agreement is hereby amended by deleting “271,543” as the number of shares of common stock that the Executive can purchase under the stock options, and replacing it with “98,794.”

2.   Except as specifically amended hereby, the Employment Agreement shall continue in full force and effect unmodified and the parties hereby reaffirm the same.

3.   This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

4.   This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

AMERICAN ORIENTAL BIOENGINEERING, INC.

By: /s/ Tony Liu
Name: Tony Liu
Title: Chairman and Chief Executive Officer

EXECUTIVE:

/s/ Yanchun Li
Yanchun Li